Exhibit 5



                                                           , 1996
                                           -------------


Goldman, Sachs & Co.,
Cowen & Company
Lehman Brothers Inc.
  As representatives of the
  several Underwriters named in Schedule I to the Underwriting Agreement referred to below
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

          The undersigned has been granted an option to purchase shares of common stock of Applied Analytical Industries, Inc. (the "Company"). The undersigned understands the Company intends to file a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission covering the sale of shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Stock"), including shares subject to over-allotment options, to the Underwriters (the "Underwriters") to be named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement"), for whom Goldman, Sachs & Co., Cowen & Company and Lehman Brothers Inc. will acting as representatives (the "Representatives"). The Underwriters propose to offer such Shares to the public (the "Offering").

          To induce the Underwriters to participate in the Offering and to enter into the Underwriting Agreement, the undersigned represents and warrants to, and agrees with, each of the Underwriters and the Company that during the period beginning on the date the Registration Statement becomes effective and continuing to and including the date 180 days after the date of the final prospectus with respect to the Offering filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the undersigned will not offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than the exercise of such option pursuant to the terms thereof), without the prior written consent of the Representatives.

          This letter may be relied upon by the Company and the Underwriters.

                              By:
                                  ..............................

                              Name:
                                    .............................